                                                                    EXHIBIT 99.3

 /s/ Edward Herring                                                 July 1, 2013
 --------------------------------------------------                --------------
 ** Signature of Reporting Person                                       Date

 VG Holdings, LLC
 By: Edward Herring, Manager

 /s/ Peter Frank                                                    July 1, 2013
 --------------------------------------------------                --------------
 ** Signature of Reporting Person                                       Date

 VG Holdings, LLC
 By: Peter Frank, Manager

 /s/ Stephen H. Deckoff                                             July 1, 2013
 --------------------------------------------------                --------------
 ** Signature of Reporting Person                                       Date

 GSC Recovery II, L.P.
 By: GSC Recovery II GP, L.P., its general partner
 By: GSC RII, LLC, its general partner
 By: GSC Acquisition Holdings, L.L.C., its managing member
 By: GSC Manager, LLC, its manager
 By: Black Diamond Capital Management, L.L.C., its member
 By: Stephen H. Deckoff, Managing Principal

 /s/ Stephen H. Deckoff                                             July 1, 2013
 --------------------------------------------------                --------------
 ** Signature of Reporting Person                                       Date

 GSC Recovery IIA, L.P.
 By: GSC Recovery IIA GP, L.P., its general partner
 By: GSC RIIA, LLC, its general partner
 By: GSC Acquisition Holdings, L.L.C., its collateral manager
 By: GSC Manager, LLC, its manager
 By: Black Diamond Capital Management, L.L.C., its member
 By: Stephen H. Deckoff, Managing Principal

 /s/ Stephen H. Deckoff                                             July 1, 2013
 --------------------------------------------------                --------------
 ** Signature of Reporting Person                                       Date

 Stephen H. Deckoff